                                                                    EXHIBIT 10.2
                                                                    ------------

[CERTAIN INFORMATION HAS BEEN OMITTED HEREIN PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.]

SUPPLY AGREEMENT
----------------


by and between


ALCO CHEMICALS LTD a Guernsey Channel Islands company with a branch office at via San Salvatore 7, LUGANO 6902, Switzerland; hereinafter referred to as ALCO,

SICOR - SOCIETA' ITALIANA CORTICOSTEROIDI SPA an Italian company with offices at Via Terrazzano 77, RHO (Milan), Italy; hereinafter referred to as SICOR

                                      and


BOEHRINGER INGELHEIM INTERNATIONAL GmbH with its principal office address at Binger Strasse 173, 55218 INGELHEIM, Germany; hereinafter referred to as BOEHRINGER.


Whereas SICOR manufactures bulk active ingredients including [CONFIDENTIAL TREATMENT REQUESTED] for the pharmaceutical industry.

Whereas ALCO has been granted exclusive distribution rights for [CONFIDENTIAL TREATMENT REQUESTED] by SICOR.

Whereas BOEHRINGER develops several pharmaceutical products in the respiratory field containing [CONFIDENTIAL TREATMENT REQUESTED] as an active substance (hereinafter referred to as "Products").

Whereas BOEHRINGER desires to buy [CONFIDENTIAL TREATMENT REQUESTED], manufactured by SICOR, from ALCO and ALCO desires to sell [CONFIDENTIAL TREATMENT REQUESTED] to BOEHRINGER.


Now, therefore, in consideration of the premises and the mutual covenants hereinafter provided for, the parties agree as follows:

1.  Purpose - The purpose of this Agreement is to define the terms and
    -------
conditions under which SICOR and ALCO agree to manufacture and sell [CONFIDENTIAL TREATMENT REQUESTED] to BOEHRINGER respectively, and BOEHRINGER agrees to buy [CONFIDENTIAL TREATMENT REQUESTED] from ALCO.

                                      1/11

2. Specifications, DMF and Manufacturing Methods - [CONFIDENTIAL TREATMENT
    ---------------------------------------------
REQUESTED] means the unmicronised compound meeting the specifications given in Appendix I hereto (hereinafter called "Specifications").

SICOR shall provide BOEHRINGER with the open part of a DMF for BOEHRINGER's use in any country of the world.

In case any health administration or governmental authority in any country will ask BOEHRINGER for additional information concerning [CONFIDENTIAL TREATMENT REQUESTED] (e.g. about the closed part of a DMF) SICOR undertakes, either directly or through ALCO, to promptly pass such information to the respective administration or other authority.

For the term of this Agreement, SICOR shall not change any Specifications, manufacturing methods (given in Appendix II) or site of manufacture for the [CONFIDENTIAL TREATMENT REQUESTED] supplied to BOEHRINGER hereunder without BOEHRINGER's prior written consent to any such changes, provided that SICOR may
                                                        --------
make such changes without BOEHRINGER's consent where so required by the relevant Health Authorities and/or if necessary to maintain any Pharmacopoeia standards as set forth in Appendix I.

The site of manufacture for the [CONFIDENTIAL TREATMENT REQUESTED] supplied hereunder may be either SICOR's facilities or the facilities of SINTESIS LERMA, S.A. de C.V., a Mexican corporation with its principal place of business at Av. San Rafael No. 35, Parque Industrial Lerma, Lerma de Villada, E.do Mexico, Mexico ("LERMA"), who would produce such [CONFIDENTIAL TREATMENT REQUESTED] under a toll manufacturing arrangement with SICOR.

SICOR shall undertake to enter into a toll manufacturing agreement for [CONFIDENTIAL TREATMENT REQUESTED] with LERMA upon LERMA's receiving approval from the United States Food and Drug Administration as a facility for the manufacture of bulk active ingredients for use in the United States. In any such toll manufacturing agreement with LERMA, SICOR undertakes to ensure that LERMA fulfills all the obligations of SICOR concerning [CONFIDENTIAL TREATMENT REQUESTED] supplied hereunder which should be met by LERMA so as to give effect to said SICOR obligations, including but not limited to SICOR's obligations with regards to the open part of the [CONFIDENTIAL TREATMENT REQUESTED] DMF (but which, in a toll manufacturing agreement, would require the filing of change of site applications) and other regulatory information, manufacturing methods and specifications. SICOR shall also undertake to ensure that in such agreement, LERMA will use its best efforts to supply as fast as possible to the relevant Health Authorities all the documentation necessary for manufacturing [CONFIDENTIAL TREATMENT REQUESTED] for SICOR, which [CONFIDENTIAL TREATMENT REQUESTED] is to be provided by SICOR hereunder. However, the parties agree that the [CONFIDENTIAL TREATMENT REQUESTED] delivered to BOEHRINGER under this Agreement will in general be manufactured by SICOR and LERMA shall only be appointed as a second source to cover any force majeure situations.

                                      2/11

3.  Preferential dealing - As long as the price and quality terms and conditions
    --------------------
hereunder are met, BOEHRINGER agrees to make ALCO and SICOR its first choice as supplier of [CONFIDENTIAL TREATMENT REQUESTED]. In this sense, BOEHRINGER shall purchase all its requirements of [CONFIDENTIAL TREATMENT REQUESTED] for the production and use of clinical samples containing [CONFIDENTIAL TREATMENT REQUESTED] for potential repetitions of clinical trials, and for the production and sales of the Products in case these Products will be registered, preferentially from ALCO for the term of this Agreement, and ALCO and SICOR through ALCO to supply to BOEHRINGER all such requirements of [CONFIDENTIAL TREATMENT REQUESTED].

Should another party offer BOEHRINGER an equivalent quality of [CONFIDENTIAL TREATMENT REQUESTED] at a lower price or at more favourable conditions and ALCO is not prepared to accept this offer by providing [CONFIDENTIAL TREATMENT REQUESTED] at a price equal to the price offered by that other party within four
(4) weeks of BOEHRINGER's informing ALCO of said lower price or more favourable conditions, then BOEHRINGER is exempted from its obligation to purchase [CONFIDENTIAL TREATMENT REQUESTED] from ALCO for the quantities of [CONFIDENTIAL TREATMENT REQUESTED] offered at such lower price or more favourable conditions.

However, in view of cost and burden to be incurred for re-registration, BOEHRINGER is willing to accept a price up five percent (5%) above the price offered by that other party.

For the purposes of this Agreement, the quality of [CONFIDENTIAL TREATMENT REQUESTED] shall be considered equivalent if and only if:

     - the other party offering such lower prices or more favourable conditions for [CONFIDENTIAL TREATMENT REQUESTED] has the capacity, manufacturing facilities, and rights to intellectual/industrial property necessary and sufficient to be a reasonably reliable supplier of [CONFIDENTIAL TREATMENT REQUESTED] over the term of this Agreement;

     - the other party offering such lower prices or more favourable conditions for [CONFIDENTIAL TREATMENT REQUESTED] has been approved or BOEHRINGER can demonstrate that said other party will be approved as a manufacturing facility for bulk active ingredients by the appropriate regulatory authorities of the country or countries in which BOEHRINGER intends to sell products containing [CONFIDENTIAL TREATMENT REQUESTED] to be purchased from that other party; and

     - any such [CONFIDENTIAL TREATMENT REQUESTED] offered by the other party would meet the BOEHRINGER quality requirements, and would comply with the same governmental regulations and manufacturing practices, and meet the same standards, as those complied with and met by SICOR in under this Agreement for the country or countries in which BOEHRINGER intends to sell products containing [CONFIDENTIAL TREATMENT REQUESTED] to be purchased from that other party.

                                      3/11

In case [CONFIDENTIAL TREATMENT REQUESTED] which meets all the requirements stated above is offered to BOEHRINGER, BOEHRINGER will inform ALCO of that fact and of the prices and conditions of this offer. In order to prove the existence of a competitive order BOEHRINGER undertakes, if required by ALCO and/or SICOR, to provide information regarding the requirements listed above to an auditor bound to secrecy. The auditor shall not reveal the identity of the competitive supplier to ALCO or to SICOR.

The costs of such an auditing shall be borne by ALCO and/or SICOR.

ALCO shall grant to BOEHRINGER the lowest price offered by ALCO to any third party solely for BOEHRINGER's intended sales in the country or countries in which that third party or its client(s) sell products containing [CONFIDENTIAL TREATMENT REQUESTED], unless special circumstances justify this price being
                      ------
granted to that third party. For purposes of this Agreement, such special circumstances can mean, among other circumstances, the requirement of higher quantities of [CONFIDENTIAL TREATMENT REQUESTED] or an individual supply of [CONFIDENTIAL TREATMENT REQUESTED] without any further support by ALCO and/or SICOR.

In case ALCO intends to offer a lower price to a third party in accordance with the special circumstances mentioned above, BOEHRINGER shall be informed promptly.

4.  Price and Delivery Terms - With regard to the cumulative quantities sold in
    ------------------------
any calendar year, the price for [CONFIDENTIAL TREATMENT REQUESTED] supplied thereunder through December 31, 1998 during any calendar year shall be:

 50 kgs or less                  [CONFIDENTIAL TREATMENT REQUESTED]
 50.001 kgs through 100 kgs      [CONFIDENTIAL TREATMENT REQUESTED]
 100.001 kgs through 200 kgs     [CONFIDENTIAL TREATMENT REQUESTED]
 200.001 kgs through 300 kgs     [CONFIDENTIAL TREATMENT REQUESTED]
 greater than 300 kgs            [CONFIDENTIAL TREATMENT REQUESTED]


for [CONFIDENTIAL TREATMENT REQUESTED] delivered by ALCO to BOEHRINGER DDU (Incoterms 1990) named destination, payment terms thirty (30) days net after receipt of the invoice.

No later than October 1 1998 and each October 1st thereafter during the term of this Agreement, the price of [CONFIDENTIAL TREATMENT REQUESTED] for the following year shall be negotiated in good faith and timely manner between ALCO and BOEHRINGER. Increases of pricesshall only be negotiated in case of increase in the cost due to an increase in labour, overhead and/or raw materials exceeding five per cent (5%). SICOR or ALCO for SICOR will provide to BOEHRINGER adequate evidence of such developments.

If BOEHRINGER can demonstrate to ALCO that the price does not allow BOEHRINGER to make reasonable sales of its Products

                                      4/11
containing [CONFIDENTIAL TREATMENT REQUESTED] in a reasonable number of its markets, ALCO and BOEHRINGER shall discuss in good faith negotiations a new price to be applied hereunder for said markets.

If ALCO and BOEHRINGER do not reach an agreement at such time, then BOEHRINGER is exempted from its obligation to purchase for the said markets.

5.  Forecasts and order procedure - At the end of each March, June, September
    -----------------------------
and December hereafter throughout the term of this Agreement, BOEHRINGER shall provide to SICOR through ALCO an updated forecast of its anticipated overall requirements of [CONFIDENTIAL TREATMENT REQUESTED] for the following twelve (12) month period, and its anticipated requirements for the United States and Canada for the following twelve (12) month period. These forecasts shall be non-binding estimates except as indicated in the following paragraph.

BOEHRINGER shall order [CONFIDENTIAL TREATMENT REQUESTED] from ALCO by written purchase orders with a lead time of three (3) months. In the case of unexpected demand ALCO and SICOR shall make every effort to satisfy BOEHRINGER's requirements. Notwithstanding the foregoing, ALCO shall not be obligated to accept any order to the extent that it results in ALCO's having to supply [CONFIDENTIAL TREATMENT REQUESTED] in excess of one hundred twenty-five percent (125%) of the first twelve month overall forecast given by BOEHRINGER here-under--within which falls the date of such order. In such case, ALCO and SICOR shall nonetheless make all commercially reasonable efforts to comply with such unplanned changes, but shall not be held liable for their inability to do so.

SICOR agrees to hold a Delivery Stock of [CONFIDENTIAL TREATMENT REQUESTED] at its premises for future delivery to BOEHRINGER, under the following terms and conditions:

     - The quantities of [CONFIDENTIAL TREATMENT REQUESTED] to be held in stock shall not be less than the greater of the following:

          i) 50% of the most recent twelve (12) month rolling overall forecast received by SICOR through ALCO pursuant to the first paragraph of this
          Article 5; or

          ii) 100% of the most recent twelve (12) month rolling forecast for the United States and Canada received by SICOR through ALCO pursuant to the first paragraph of this Article 5;

provided, however, that SICOR shall not be required to have in said Delivery
--------
Stock at any one time more than one hundred fifty (150) kilograms of [CONFIDENTIAL TREATMENT REQUESTED] at any one time.

- Notwithstanding the foregoing, SICOR shall be permitted ninety (90) days from the date any [CONFIDENTIAL TREATMENT REQUESTED] ordered hereunder leaves its facilities to replenish the Delivery Stock to the required

                                      5/11
minimum levels in cases of force majeure (as set forth in Article 8) or in case of orders resulting in SICOR and ALCO having to supply an amount in excess of the first twelve month overall forecast given by BOEHRINGER hereunder within which falls the date of such order. For all other orders, SICOR shall proceed immediately to replenish the Delivery Stock.

- For each order accepted hereunder, SICOR shall withdraw from the Delivery Stock those batches of [CONFIDENTIAL TREATMENT REQUESTED] which would result in SICOR supplying the earliest produced batches in the Delivery Stock.

6. Warranty and Inability to supply - If SICOR fails to manufacture
   --------------------------------
[CONFIDENTIAL TREATMENT REQUESTED] for supply hereunder and/or ALCO fails to deliver [CONFIDENTIAL TREATMENT REQUESTED] to BOEHRINGER according to the Specifications set out in Appendix I, then SICOR shall manufacture and/or ALCO shall deliver, at SICOR or ALCO's own expense or at SICOR and ALCO's expense and as soon as possible, [CONFIDENTIAL TREATMENT REQUESTED] which meets the Specifications set out in Appendix I so as to replace the quantity which did not meet these requirements and Specifications, and ALCO and SICOR shall deal with this matter according to the terms and conditions of any then valid distribution agreement for [CONFIDENTIAL TREATMENT REQUESTED] between the two parties.

Except for orders exceeding one hundred twenty-five percent (125%) of BOEHRINGER's forecast as set forth in the second paragraph of Article 5, in the event that SICOR and/or ALCO is unable to meet orders or is only able to meet partial orders for reasons other than those set forth in the force majeure
                                                             -------------
provision in Article 8 of this Agreement, BOEHRINGER shall have the option of purchasing the remaining quantity of [CONFIDENTIAL TREATMENT REQUESTED] ordered that calendar year from a third party, and shall be free to claim damages for such non-performance from the directly responsible party or parties.

7. Right of Inspection - So as to permit the inspection of [CONFIDENTIAL
   -------------------
TREATMENT REQUESTED] production, SICOR shall allow the representatives of BOEHRINGER to visit, no more than twice a year, during normal working hours and upon reasonable prior written notice, those premises of SICOR where [CONFIDENTIAL TREATMENT REQUESTED] is being produced, stored and/or analysed, and SICOR shall grant said representatives access to such premises and to documentation necessary for the production, storage and quality control of the [CONFIDENTIAL TREATMENT REQUESTED], said documentation not to include, however, individual batch records for [CONFIDENTIAL TREATMENT REQUESTED] production. The responsible authorities shall be granted the right of inspection at any time they choose provided, however, such visit is announced beforehand.

8. Force Majeure - Except with respect to the payment of any monies due
   -------------
hereunder, a party shall not be held liable to the other for failure to perform or fulfill an obligation required of the party to the extent such is prevented by force majeure including, but not limited to, acts of God, fire, delays caused by suppliers of materials or products, industrial disputes,

                                      6/11
technical problems or disturbances, natural disasters, wars declared or undeclared, civil strike, embargo, lack of failure of transport facilities, currency restrictions, or events caused by legislation, regulations, or orders by any government or governmental agency or by any other supervening circumstances beyond the control of either party provided, however, that the force majeure is limited to a period of three (3) months.

9.  Confidentiality - ALCO and SICOR undertake to use all information named
    ---------------
hereunder and received from or through BOEHRINGER only for the purpose of manufacturing and selling [CONFIDENTIAL TREATMENT REQUESTED] to BOEHRINGER. BOEHRINGER undertakes to use all information named hereunder and received from or through ALCO or SICOR, and in particular during any Inspections pursuant to the provisions of Article 7 of this Agreement, only for the purpose of purchasing [CONFIDENTIAL TREATMENT REQUESTED] from SICOR through ALCO or of manufacturing any Products containing [CONFIDENTIAL TREATMENT REQUESTED]. All parties hereto guarantee to treat as confidential all documents, details, information and experience of proprietary nature to the other parties regarding [CONFIDENTIAL TREATMENT REQUESTED] under this Agreement, especially concerning such know-how, knowledge, information and formulas that has come to the knowledge of the party at any stage in connection with this Agreement.

The parties agree not to use any such documents, details, information and experience proprietary to one of the other parties, for any other purpose than the proper fulfillment of this Agreement, nor to reveal any such documents, details, information and experience proprietary another party or parties hereto, to any outsider and/or unauthorized person(s), unless such information has become public knowledge for reasons for which that party (or someone for whom that party is responsible) cannot be held liable, unless that other party or parties, gives its or their consent thereto separately in writing. For the purposes hereof all parties hereto shall also be liable for the due observation of these provisions of confidentiality by any employees of that party, and by any subcontractor, agent etc. acting for on behalf of that party.

10.  Process Patent Rights - SICOR's process for manufacturing [CONFIDENTIAL
     ---------------------
TREATMENT REQUESTED]may make use of an invention or inventions claimed in the European Patent Application [CONFIDENTIAL TREATMENT REQUESTED] and corresponding patents/patent applications (together, the "Process Patents").

SICOR has a non-exclusive right to use all inventions claimed in the Process Patents for the life of said Process Patents, which license was granted by AB Astra under Swedish law in the same agreement in which SICOR transferred ownership of said Process Patents to AB Astra.

Termination of said agreement, and thus of the license granted thereunder, is not possible by SICOR nor by AB Astra to the extent that SICOR has transferred to Astra AB proper title to the Process Patents.

                                      7/11

  SICOR hereby represents that one remaining patent in the family of Process Patents [CONFIDENTIAL TREATMENT REQUESTED] is still in the process of being assigned by SICOR to AB Astra, while SICOR has duly assigned by the means and manner requested by AB Astra all other patents in said family, including but not limited to the Italian [CONFIDENTIAL TREATMENT REQUESTED] applied for through the European Patent Organization.

SICOR in addition represents that AB Astra is obliged to use its best endeavors to prosecute, maintain and defend Process Patents or, in the event that AB Astra decides to abstain from prosecuting, maintaining or defending any such Process Patents, to transfer back to SICOR any and all rights to these Process Patents.

To the best of SICOR's and ALCO's knowledge, unless and, in such case, with the sole exception of Astra AB having maintained its opposition to the Canadian family member of the Process Patents, which patent is included among those duly assigned to AB Astra by the means and manner requested by AB Astra, there are no current third-party claims concerning any of the Process Patents.

11.  Liability and Indemnity - Liability and indemnity between the contracting
     -----------------------
parties are subject to the applicable laws.

SICOR shall indemnify, defend, and hold BOEHRINGER and ALCO harmless, against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) resulting from a third party claim made or suit brought against BOEHRINGER and/or ALCO respectively to the extent such arises out of a claim of infringement of any intellectual property rights concerning [CONFIDENTIAL TREATMENT REQUESTED] and/or the Process Patents. Upon filing of any such claim or suit BOEHRINGER and/or ALCO shall immediately notify SICOR either directly, or in the case of BOEHRINGER, through ALCO thereof and shall permit SICOR, at its cost, to handle and control such claim or suit. BOEHRINGER and/or ALCO shall have the right to participate in the defence of such claim or suit at its own expense.

Both BOEHRINGER and SICOR shall each maintain a comprehensive general liability insurance policy providing sufficient extensive coverage for personal injury, bodily injury, property damages, or such coverage as is usual and customary in the pharmaceutical industry to procure in the case of activities to be carried out by the respective party because of and under this Agreement.

12.  Term - This Agreement shall become effective on the last date of signature
     ----
hereunder, and shall continue thereafter for fifteen (15) years. Thereafter this Agreement shall be automatically renewed for successive one year periods unless either party hereto gives written notice to the other party at the address hereinabove of its intentions not to extend the

                                      8/11
term, said notice to be given at least three (3) years prior to expiry of the then current term.

13.  Termination for Cause - BOEHRINGER shall have the right in its discretion
     ---------------------
to terminate this Agreement at once by written notice to the other parties in the event that:

a) one or both of the other parties should breach or fail to observe or perform any term or condition of this Agreement, and such breach or default is not cured and remedied in full within (90) days after written notice thereof is given to the party or parties at fault.

b) one of the other party or parties by voluntary or involuntary action go(es) into liquidation or receivership; or dissolve(s) or file(s) a petition for bankruptcy or reorganization or for suspension of payments or is (are) adjudicated as bankrupt, become(s) insolvent or assign(s) or make(s) any composition of its (their) assets for the benefit of creditors;

c) ownership of or control over one or both of the other parties is transferred to others than those presently holding ownership of such party or parties.

d) if in good faith BOEHRINGER determines that there are reasonable scientific or commercial reasons to stop development or sale of the Products; provided that such commercial reasons cannot be solely related to BOEHRINGER's finding lower prices available for [CONFIDENTIAL TREATMENT REQUESTED] of equivalent quality.

Neither ALCO nor SICOR alone shall have the right to terminate this Agreement. Notwithstanding the foregoing, ALCO and SICOR together in common accord shall have the right in their discretion to terminate this Agreement at once by written notice by both parties to BOEHRINGER in the event that:

a) BOEHRINGER should breach or fail to observe or perform any term or condition of this Agreement, and such breach or default is not cured and remedied in full within (90) days after written notice thereof is given to BOEHRINGER;

b) BOEHRINGER by voluntary or involuntary action goes into liquidation or receivership; or dissolves or files a petition for bankruptcy or reorganization or for suspension of payments or is adjudicated as bankrupt, becomes insolvent or assigns or makes any composition of its assets for the benefit of creditors; or

c) ownership of or control over BOEHRINGER is transferred to others than those presently holding ownership of BOEHRINGER.

In any of the three aforementioned cases, if only ALCO but not SICOR, or only SICOR but not ALCO desires to terminate the

                                      9/11
present Agreement, the party so desiring to terminate reserves the right to those damages directly or indirectly resulting therefrom from the party not desiring to terminate.

In the event of early termination of this Agreement by BOEHRINGER due to cause by SICOR or ALCO hereunder, BOEHRINGER may request shipment of any orders placed, but not yet filled. In the event of early termination of this Agreement by ALCO and SICOR, due to cause by BOEHRINGER, ALCO and SICOR shall not be obligated to ship orders placed by BOEHRINGER, but provided SICOR has manufactured and has available sufficient quantities for BOEHRINGER, shall have the right to ship such orders DDP named destination; this shall be considered to be accepted by BOEHRINGER if such [CONFIDENTIAL TREATMENT REQUESTED] conforms with the specifications set out in Appendix I.

14.  Severability - In the event that individual provisions of this Agreement
     ------------
become wholly or partially invalid the effectiveness of the remaining rulings shall not be affected. The contracting parties undertake to replace an invalid ruling by a valid one which most closely corresponds with the economic intention of the invalid ruling.

15.  Notice - All notices or other communication permitted or required hereunder
     ------
shall be sufficiently given if sent by registered mail, postage prepaid, or by telefax, addressed to Ms. Margrit Foery or Dr. Michael Cannon at the addresses hereinabove set forth and to BOEHRINGER to the Purchase Department BI KG, Ingelheim, Germany with copy to the Legal Department BI GmbH, Ingelheim, Germany, or at such other address or as shall be furnished in writing by ALCO, SICOR or BOEHRINGER to the other parties hereto. Any such notice or communication required or permitted hereunder shall be deemed to have given as of the date mailed, telexed or telefaxed as evidenced by the postmark on the envelope or the official notice of time and date on a telex or telefax.

16.  Assignment - This Agreement or the rights and duties hereunder may not, in
     ----------
whole or in part, be transferred, assigned, pledged or delegated by any of the parties without prior written consent of the other parties.

17.  Governing Law and Arbitration - This Agreement shall be governed entirely
     -----------------------------
by the laws of Germany.

IN WITNESS WHEREOF both parties have caused this Agreement to be signed by their respective duly authorized officers or representatives on the dates indicated below.

For and on behalf of
BOEHRINGER INGELHEIM INTERNATIONAL GmbH
ppa.                          ppa.

                                     10/11

/s/ Muller           /s/ Dr. Blank
----------------------------------
Muller                   Dr. Blank

Date:  August 2, 1996

For and on behalf of
ALCO CHEMICALS Ltd.



/s/ M. Foery
-----------------------------------
Date:  September, 23rd 1996

For and on behalf of
SICOR S.p.A.



/s/ Dr. Colla        /s/ Dr. Giani
-------------------------------------
Dr. Colla                Dr. Giani

Date:  September, 20th 1996

                                     11/11